UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 27, 2013

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA		70433
(Address of Principal Executive Offices)		(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Supplemental Indenture for 8.000% Senior Notes due 2017

On March 28, 2013, Hornbeck Offshore Services, Inc., a Delaware corporation, or the Company, announced that it had accepted for purchase and payment approximately 93.85% of the $250.0 million in aggregate principal amount of its 8.000% Senior Notes due 2017 (CUSIP 440543AH9), or the 8.000% Notes, which represents all of the 8.000% Notes that were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on March 27, 2013 pursuant to its previously announced tender offer and consent solicitation, which commenced on March 14, 2013. Payment for the tendered 8.000% Notes was made on March 28, 2013. The tender offer for the 8.000% Notes will expire at 11:59 p.m., New York City time, on April 10, 2013, unless extended by the Company in its sole discretion.

On March 27, 2013, following receipt of the requisite consents of the holders of the 8.000% Notes, the Company entered into the Second Supplemental Indenture by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, or the Supplemental Indenture, which modified the provisions of the Indenture, dated as of August 17, 2009, as previously supplemented, by and among the Company, certain subsidiaries of the Company and Wells Fargo Bank, National Association, as trustee, or the 8.000% Notes Indenture. The Supplemental Indenture eliminates most of the covenants and certain default provisions in the 8.000% Notes Indenture. The Supplemental Indenture became operative on March 28, 2013 upon the purchase by the Company of a majority of the outstanding 8.000% Notes pursuant to its tender offer and consent solicitation for such notes. The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture for 5.000% Senior Notes due 2021

On March 28, 2013, the Company issued and sold $450 million in aggregate principal amount of its 5.000% Senior Notes due 2021 (CUSIP Nos. 440543AP1 and U44070AE7), or the 5.000% Notes, in a private placement pursuant to that certain Purchase Agreement, dated March 14, 2013, between the Company, the guarantors named therein and Barclays Capital Inc., as representative of the several initial purchasers named therein, or collectively, the Initial Purchasers, which was filed as exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 15, 2013.

The 5.000% Notes were issued pursuant to an Indenture, dated as of March 28, 2013, or the 5.000% Notes Indenture, among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee. The 5.000% Notes bear interest at 5.000% per annum on the principal amount, accruing from March 28, 2013. Interest is payable semi-annually in arrears in cash on March 1 and September 1 of each year commencing September 1, 2013. The 5.000% Notes will mature on March 1, 2021. The 5.000% Notes are senior, unsecured obligations, ranking equally in right of payment with all of the Company’s existing and future unsecured senior indebtedness and senior in right of payment to any subordinated indebtedness incurred by the Company in the future. The Company’s obligations under the 5.000% Notes are guaranteed by all of the Company’s significant domestic restricted subsidiaries.

On or after March 1, 2016, the Company may at its election redeem all or a part of the 5.000% Notes at an initial redemption price equal to 103.750% of the principal amount, plus accrued and unpaid interest, if any. The redemption price will decline each year after 2016 and will be 100% of the principal amount, plus accrued and unpaid interest, if any, beginning on March 1, 2019. In addition, before March 1, 2016, the Company may redeem up to 35% of the aggregate principal amount of the 5.000% Notes at 105.000% of their principal amount, plus accrued and unpaid interest, if any, with the net cash proceeds of certain offerings of the Company’s capital stock. The Company also has the right to redeem any and all of the 5.000% Notes at any time prior to March 1, 2016 at a redemption price equal to 100% of the principal amount, plus a 50 basis points make whole premium.

Upon a Change of Control (as defined in the 5.000% Notes Indenture), the holders of the 5.000% Notes will have the right to require the Company to purchase the 5.000% Notes at a purchase price equal to 101% of the principal amount of the 5.000% Notes outstanding on the date of the purchase, plus accrued and unpaid interest, if any. Upon receipt of excess proceeds equal to or exceeding $20 million from certain asset sales, the Company will be required to make an offer to purchase all or a portion of the 5.000% Notes at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, if any. The 5.000% Notes are not entitled to the benefits of a sinking fund.

The 5.000% Notes Indenture contains certain covenants that restrict the Company’s ability and the ability of certain of the Company’s subsidiaries to: (i) incur additional indebtedness; (ii) create liens on its assets to secure debt; (iii) pay dividends or make other distributions; (iv) purchase equity interests or redeem subordinated indebtedness early; (v) make investments or certain other restricted payments; (vi) sell assets or merge or consolidate with other companies; (vii) issue or sell capital stock of the Company’s subsidiaries; or (viii) enter into certain transactions with affiliates. These limitations are subject to a number of important qualifications and exceptions. While similar in nature to the covenants in the 8.000% Notes Indenture, the effect of certain of the covenants in the 5.000% Notes Indenture is less restrictive on the Company and its subsidiaries. Further, certain of these covenants would cease to apply from and after the date that the 5.000% Notes are rated investment grade by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services. The 5.000% Notes are currently rated Ba3 and BB- by Moody’s and Standard & Poor’s, respectively. Upon an Event of Default (as defined in the 5.000% Notes Indenture), the trustee or the holders of at least 25% in aggregate principal amount of the 5.000% Notes then outstanding, may, and the trustee at the request of such holders is required to, declare the principal of and accrued interest on the 5.000% Notes to be due and payable immediately.

The 5.000% Notes have not been registered under the Securities Act of 1933, as amended, or the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase the 5.000% Notes, or an offer to purchase or the solicitation of an offer to sell the 8.000% Notes.

The foregoing description of the 5.000% Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the 5.000% Notes Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the 5.000% Notes does not purport to be complete and is qualified in its entirety by reference to the 5.000% Notes Indenture and the form 5.000% Notes, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of an exchange and registration rights agreement, dated as of March 28, 2013, entered into between Barclays Capital Inc., as representative of the Initial Purchasers, the Company and the guarantors named therein, or the Registration Rights Agreement. Under the Registration Rights Agreement, the Company has agreed to file a registration statement to register the issuance of new notes, or the Exchange Notes, substantially similar to the 5.000% Notes with the Securities and Exchange Commission, or the SEC, within 90 days after March 28, 2013, as part of an offer to exchange such Exchange Notes that generally are freely transferable for the 5.000% Notes. The Company has agreed to use reasonable best efforts to cause (i) the exchange offer registration statement to become effective on or prior to 210 days after March 28, 2013, and (ii) the exchange offer to be consummated on or prior to 30 days after the exchange offer registration statement has become effective. In certain circumstances, if so obligated to file, the Company has agreed to use its reasonable best efforts to file a shelf registration statement with the SEC on or prior to 30 days after such filing obligation arises and to cause such shelf registration statement to be declared effective by the SEC on or prior to 120 days after such shelf registration is filed. If the Company fails to register within the specified time, the exchange offer of the 5.000% Notes or the resale of the 5.000% Notes pursuant to a shelf registration statement, in each case as required in the Registration Rights Agreement, the Company will be obligated to pay additional interest to the holders of the 5.000% Notes.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 – Other Events.

On March 28, 2013, the Company announced that it closed on the sale of the 5.000% Notes to the Initial Purchasers and repurchased approximately 93.85% of the outstanding $250 million aggregate principal amount of its 8.000% Notes.

Copies of the press releases with these announcements are attached as Exhibits 99.1 and 99.2.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Second Supplemental Indenture with respect to the 8.000% Notes Indenture, dated March 27, 2013 among Hornbeck Offshore Services, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Indenture governing the 5.000% Notes, dated March 28, 2013 among Hornbeck Offshore Services, Inc., as issuer, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 5.000% Senior Notes due 2021 (included in Exhibit 4.2).

4.4	Exchange and Registration Rights Agreement, dated as of March 28, 2013, among Hornbeck Offshore Services, Inc., the guarantors party thereto and Barclays Capital Inc., as representative of the Initial Purchasers.

99.1	Press Release, dated March 27, 2013.

99.2	Press Release, dated March 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: March 28, 2013	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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